UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 4, 2022

Adit EdTech Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-39872	85-3477678
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1345 Avenue of the Americas, 33rd Floor New York, New York	10105
(Address of principal executive offices)	(Zip Code)

(646) 291-6930

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Units, each consisting of one share of common stock and one-half of one redeemable warrant	ADEX.U	The New York Stock Exchange
Common stock, par value $0.0001 per share	ADEX	The New York Stock Exchange
Redeemable warrants, exercisable for shares of common stock at an exercise price of $11.50 per share	ADEX.WS	The New York Stock Exchange

Indicate by check mark

☒

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01.	Entry into a Material Definitive Agreement.

On November 4, 2022, Adit EdTech Acquisition Corp. (“ADEX” or the “Company”) entered into voting agreements (each, a “Voting Agreement” and collectively, the “Voting Agreements”) with Adit EdTech Sponsor, LLC (the “Sponsor”) and each of the Company’s directors and officers. Each of the Voting Agreements provides, among other things, that the signatory will appear or otherwise cause the shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) for which such signatory controls the right to vote to be counted as present for purposes of calculating a quorum at any special meeting of stockholders of the Company and at any other meeting of the stockholders of the Company, however called, including any adjournment or postponement thereof, and, as applicable, in connection with any written consent of the stockholders of the Company, and vote (or cause to be voted), in person or by proxy, or deliver (or cause to be delivered) a written consent covering all of the shares of Common Stock owned by such signatory in favor of any proposal (such a proposal, the “Extension Proposal”) to be voted on relating to an amendment of the Company’s amended and restated certificate of incorporation to extend the date by which the Company must complete an initial business combination or (a) cease all operations except for the purpose of winding up, (b) as promptly as reasonably possible but not more than ten business days thereafter, redeem all of the shares of Common Stock, included as part of the units sold in the Company’s initial public offering and (c) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and in accordance with applicable law, dissolve and liquidate and any proposal to approve the adjournment of such special meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Extension Proposal.

A copy of the form of Voting Agreement is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference, and the foregoing description of such form of Voting Agreement does not purport to be complete and is qualified in its entirety by reference thereto.

Important Information About the Merger and Where to Find It

This Current Report on Form 8-K is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the potential transaction and shall not constitute an offer to sell or a solicitation of an offer to buy the securities of Griid Holdco LLC (“GRIID”), the combined company or ADEX, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. ADEX has filed a Registration Statement on Form S-4, as amended from time to time, containing a proxy statement/prospectus with the SEC. The definitive proxy statement/prospectus will be sent to all ADEX stockholders. Before making any voting decision, investors and security holders of ADEX are urged to read the proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC in connection with the proposed transaction as they become available because they will contain important information about the proposed transaction.

Investors and security holders will be able to obtain free copies of the proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC by ADEX through the website maintained by the SEC at www.sec.gov.

Participants in Solicitation

GRIID, ADEX and their respective directors, executive officers and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction and ADEX and its directors, executive officers and employees may be deemed to be participants in the solicitation of proxies in respect of the Extension Proposal and the Adjournment Proposal. Information regarding ADEX’s directors and executive officers is available in ADEX’s Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on March 21, 2022. Information regarding the persons who may, under the rules of the SEC, be deemed participants in these proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

Item 9.01	Financial Statements and Exhibits.

(d)     Exhibits.

EXHIBIT NUMBER	EXHIBIT DESCRIPTION

10.1*	Form of Voting Agreement, dated November 4, 2022, by and between the Company and the stockholder signatory thereto

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Adit EdTech Acquisition Corp.

By:	/s/ John D’Agostino
John D’Agostino
Chief Financial Officer

Dated: November 10, 2022